NEW MEXICO ASSOCIATION OF REALTORS®
GENERAL ADDENDUM No. 1 - 2020

This Addendum is part of the Residential Agreement (the "Agreement") dated 12/16/2022, between Arrived Holdings, Inc and/or Assigned and ______ relating to the following Property: 10227 Cristalino Rd SW, Albuquerque, NM 87121

Address City State Zip Code

Legal Description

or see metes and bounds description attached as Exhibit_____, ______________County, New Mexico.

The following is added to the Agreement:

Buyer shall have five (5) days after receipt from the designated Title/Escrow Company, the Title Commitment and legible copies of all recorded instruments referenced in the Title Commitment, to review said documents, and if unsatisfactory to Buyer, Buyer may terminate this Purchase Contract by providing written notice to Seller and the Earnest Money shall be returned to Buyer, without demand.

If Buyer is not satisfied with the HOA, CCR, and other documents relating to the restrictive and permissible use of the property , Buyer may elect, within five (5) days of receipt of documents, to terminate this Purchase Contract by providing written notice to Seller and the Earnest Money shall be returned to Buyer, without demand.

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
GENERAL ADDENDUM No. 1 - 2020

Blank

If there is any conflict between the provisions of the Agreement and this Addendum, the provisions of this Addendum will control. The remaining provisions of the Agreement will remain in effect.

[redacted] 12/16/2022

Time

Signature Date Time

ORD/OWNER SIGNATURE

[redacted] 12/19/22

Signature Date Time

Signature Date [redacted]

[redacted]

Au[redacted]

REALTOR®

EQUAL HOUSING OPPORTUNITY

NEW MEXICO ASSOCIATION OF REALTORS®
GENERAL ADDENDUM No.__Two__ - 2020

This Addendum is part of the Residential Agreement (the "Agreement") dated Dec 16 2022, between Arrived Holdings Inc, and/or assigned and [redacted]

relating to the following Property:

10227 Cristalino Rd SW Albuquerque, NM 87121

Address | City | State | Zip Code

LT 10-P1 BLK 2 SECOND CORRECTION PLAT OF ARROWWOOD HILLS UNIT 1 CONT .1074 AC

Legal Description

or see metes and bounds description attached as Exhibit______, Bernalillo County, New Mexico.

The following is added to the Agreement:

To coincide with the repairs request, buyer requests an extension to the closing date from January 18 2023 to February 1st 2023 - subject to an inspection to confirm satisfactory completion of the requested repairs.

END

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
GENERAL ADDENDUM No. Two - 2020

Left Blank

If there is any conflict between the provisions of the Agreement and this Addendum, the provisions of this Addendum will control. The remaining provisions of the Agreement will remain in effect.

BUYER/TENANT/BROKER SIGNATURE

[redacted] 1/17/2023

Date Time

Signature Date Time

[redacted] LER/LANDLORD/OWNER SIGNATURE

01/18/23

Date Time

Signature Date Time